EXHIBIT 99.1
Sila Realty Trust, Inc.
Second Quarter 2021 Results
TAMPA, FL (August 13, 2021) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on healthcare properties, today announced operating results for the second quarter ended June 30, 2021.
Quarter Ended June 30, 2021 and Subsequent Highlights
•Net income attributable to common stockholders totaled $16.1 million; net income attributable to common stockholders per diluted share was $0.07.
•Net operating income, or NOI*, attributable to our operating healthcare properties totaled $40.5 million.
•Funds from operations, or FFO*, attributable to common stockholders equaled $44.2 million; FFO attributable to common stockholders per diluted share was $0.20.
•Adjusted funds from operations, or AFFO*, attributable to common stockholders equaled $41.3 million; AFFO attributable to common stockholders per diluted share was $0.19.
•On April 19, 2021, the Company acquired one healthcare property located in the Indianapolis market for an aggregate purchase price of $25.0 million, composed of 53,560 rentable square feet and is 100% leased to a single tenant.
•On May 19, 2021, the Company entered into a purchase and sale agreement for the sale of up to 29 data center properties, which constitutes the entirety of the Company's data center portfolio.
•On July 22, 2021, the Company completed the sale of its entire data center portfolio for an aggregate sale price of $1.32 billion. The sale generated proceeds of approximately $1.29 billion, after transaction costs and other pro-rations, excluding defeasance and loan costs, subject to additional transaction costs paid subsequent to the closing date.
•Using proceeds received from the sale of the data center portfolio, the Company paid off all of its notes payable (seven data center notes payable and five healthcare notes payable), with an aggregate outstanding principal balance of $450.8 million ($305.2 million outstanding principal balance on the data center notes payable and $145.6 million outstanding principal balance on the healthcare notes payable) at the time of repayment. Additionally, the Company repaid $403.0 million on its credit facility in order to reduce leverage and with a goal to position the Company for future growth.
•In connection with the sale of the data center portfolio, our board of directors declared a special cash distribution of $1.75 per share of Class A, Class I, Class T and Class T2 common stock, which was paid on July 30, 2021, to stockholders of record at the close of business on July 26, 2021, in the aggregate amount of approximately $392.7 million.
•On July 20, 2021, the Company's board of directors approved an updated estimated per share net asset value, or estimated per share NAV, of $9.95 of the Company's common stock as of May 31, 2021. The aforementioned special cash distribution reduces the estimated per share NAV by $1.75, resulting in a new estimated per share NAV of $8.20, effective July 26, 2021.

Michael Seton, the Company's Chief Executive Officer and President, stated, “We are pleased with the positive increase in net income, FFO and AFFO, when compared to the second quarter of 2020, which primarily resulted from the continued recognition of corporate cost reductions from the internalization transaction, as well as from a litigation settlement received by the Company from one data center tenant, which, for the calculation of net income, offset impairment losses recognized on two healthcare properties. The real estate impairments are primarily the result of our decision to divest certain non-strategic and underperforming assets as part of our objective to continue to maintain and build a high-quality healthcare portfolio. During the second quarter, we entered into a purchase and sale agreement to sell our entire data center portfolio and on July 22, 2021, we closed on the sale of all 29 data center properties, using proceeds generated to distribute meaningful liquidity to our stockholders through a special cash distribution, as well as significantly reducing the Company’s leverage. This momentous transaction transformed the Company into a pure-play healthcare REIT with, what I believe to be, considerable liquidity to grow and further diversify our existing healthcare portfolio in our continued efforts to maximize value for our stockholders.”
* An explanation of FFO, AFFO, and NOI, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results
Quarter Ended June 30, 2021, Compared to Quarter Ended June 30, 2020
•Net income attributable to common stockholders was $16.1 million for the quarter ended June 30, 2021, an increase of 45%, compared to net income attributable to common stockholders of $11.1 million for the quarter ended June 30, 2020.
•FFO attributable to common stockholders was $44.2 million for the quarter ended June 30, 2021, an increase of 31%, compared to $33.7 million for the quarter ended June 30, 2020.
•AFFO attributable to common stockholders was $41.3 million for the quarter ended June 30, 2021, an increase of 40%, compared to $29.6 million for the quarter ended June 30, 2020.

	Three Months Ended June 30,
	2021	2020	$ Change	% Change
Net income attributable to common stockholders per common share - basic, diluted	$0.07	$0.05	$0.02	40.00%
FFO per common share - basic, diluted	$0.20	$0.15	$0.05	33.33%
AFFO per common share - basic, diluted	$0.19	$0.13	$0.06	46.15%
The increase in net income attributable to common stockholders during the periods presented above is primarily due to the Company no longer incurring property management, asset management and other fees to the former advisor as a result of the internalization transaction. In addition, the Company recognized a $7.0 million lease termination fee received from a former tenant on April 23, 2021, as a result of a settlement agreement with a data center property tenant that was experiencing financial difficulty and stopped paying rent in October 2020. See Portfolio Overview—Data Center Properties section below for additional information. The increase in net income was partly offset by an increase in general and administrative expenses paid as a result of the internalization transaction, coupled with rent not being collected since October 2020 from the aforementioned tenant and impairment losses on real estate and goodwill recorded on two healthcare properties during the quarter ended June 30, 2021. See Portfolio Overview—Healthcare Properties section below for additional information. The increase in FFO during the periods presented above is primarily the result of the same factors, excluding the impairment loss on real estate during the second quarter ended June 30, 2021 (which is added back when calculating this metric). AFFO was further adjusted for impairment loss on goodwill and an increase in stock-based compensation due to additional equity awards granted to our executive officers and certain of our employees.
Operating Results
Quarter Ended June 30, 2021, Compared to Quarter Ended June 30, 2020
•NOI attributable to our operating healthcare properties was $40.5 million for the quarter ended June 30, 2021, an increase of 7%, compared to $37.8 million for the quarter ended June 30, 2020.
•Rental revenue attributable to our operating healthcare properties was $43.7 million for the quarter ended June 30, 2021, an increase of 5%, compared to $41.7 million for the quarter ended June 30, 2020.
•Same store NOI attributable to our operating healthcare properties was $39.1 million for the quarter ended June 30, 2021, an increase of 7%, compared to $36.7 million for the quarter ended June 30, 2020.

The increase in NOI, rental revenue and same store NOI attributable to operating healthcare properties during the quarter ended June 30, 2021, as compared to the quarter ended June 30, 2020, is primarily attributable to lease termination income received from two tenants at two healthcare properties, coupled with a decrease in property management fees, which the Company no longer pays to the former advisor due to the completion of the internalization transaction. Additionally, the increase in NOI during the second quarter ended June 30, 2021, is attributable to the acquisition of two operating properties and placement of two development properties in service since April 1, 2020.
Portfolio Overview
As of June 30, 2021, the Company owned 154 real estate properties, located in 70 markets, composed of approximately 8.6 million rentable square feet with an aggregate purchase price of approximately $3.2 billion, including capital expenditures on development properties placed into service. The Company's properties had a weighted average occupancy of 93.3% and weighted-average remaining lease term of 9.3 years.
Healthcare Properties
During the second quarter of 2021, the Company acquired one healthcare property located in the Indianapolis market for an aggregate purchase price of $25.0 million, composed of 53,560 rentable square feet and is 100% leased to a single tenant.
During the second quarter of 2021, the Company recorded impairment losses on real estate and goodwill related to two healthcare properties. A tenant of one healthcare property that was experiencing financial difficulty vacated the space in March 2021, and a tenant of the other healthcare property terminated its lease agreement and vacated the space in July 2021. As of June 30, 2021, the Company had two vacant real estate properties that are currently being marketed for sale or re-tenanting.
Year-to-date, as a result of certain healthcare tenants experiencing financial difficulties, the Company entered into two settlement agreements, under which the tenants agreed to pay approximately $1.0 million in aggregate termination fees. To date, the Company has recovered approximately $0.6 million from these settlement agreement obligations.

Data Center Properties
On April 22, 2021, the Company entered into a settlement agreement with a data center property tenant that was experiencing financial difficulty due to deteriorating economic conditions driven by the impact of the COVID-19 pandemic and accelerating its modification of work strategy to a remote environment due to the pandemic. The tenant stopped paying rent in October 2020, and pursuant to the settlement agreement, the lease was terminated, effective immediately. The tenant vacated the space on June 20, 2021. In connection with the lease termination, the tenant paid the Company a $7.0 million termination fee, which the Company received on April 23, 2021. Subsequent to June 30, 2021, the Company collected an additional $75,000 related to the lease termination agreement with the tenant.
On May 19, 2021, the Company entered into a purchase and sale agreement with wholly-owned subsidiaries of Mapletree Industrial Trust, a real estate investment trust listed on the Singapore Exchange, for the sale of up to 29 data center properties owned by the Company, which constituted the entirety of the Company's data center portfolio. On July 22, 2021, the Company completed the sale of its data center portfolio for an aggregate sale price of $1.32 billion. The Company generated proceeds of approximately $1.29 billion, after transaction costs and other pro-rations, excluding defeasance and loan costs related to prepayments of property level mortgage notes, subject to additional transaction costs paid subsequent to the closing date.
Balance Sheet and Liquidity
On April 19, 2021, the Company drew $15.0 million on its credit facility for the acquisition of a healthcare property and added the property to the unencumbered pool of its credit facility, which increased the total pool availability under the credit facility by approximately $13.8 million.
As of June 30, 2021, the Company had liquidity of approximately $241.4 million, consisting of $47.9 million in cash and cash equivalents and $193.5 million in borrowing base availability under its credit facility.
As of June 30, 2021, the Company had total principal debt outstanding of $1,404.2 million, consisting of $451.2 million of notes payable and $953.0 million of the credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of May 31, 2021, of 38.2%. The Company’s outstanding debt was composed of 60.6% fixed rate debt (including debt fixed through the use of interest rate swaps) and 39.4% variable rate debt.
On July 16, 2021, the Company repaid $30.0 million on its credit facility, primarily with proceeds from a note receivable that was repaid on July 14, 2021.
On July 22, 2021, the Company removed 21 data center properties from the pool of the credit facility due to the sale of the data center portfolio. As a result of removing the properties from the pool of its credit facility, the total pool availability decreased by approximately $244.6 million.
On July 22, 2021, in connection with proceeds received from the sale of the data center portfolio, the Company paid off all of its notes payable, with an outstanding principal balance of $450.8 million at the time of repayment. Additionally, the Company repaid $403.0 million on its credit facility.
With the July repayments, the Company has $520.0 million debt outstanding on its credit facility, which is composed of 76.9% fixed rate debt fixed through the use of interest rate swaps and 23.1% variable rate debt.

Distributions
The following table summarizes the Company's distributions paid and distributions declared during the second quarter of 2021 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$16,478	$4,657	$21,135	$0.12
Class I	987	628	1,615	$0.12
Class T	2,152	1,987	4,139	$0.10
Class T2	168	187	355	$0.10
	$19,785	$7,459	$27,244

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $0.12.
On July 20, 2021, the Company's board of directors declared a special cash distribution of $1.75 per share of Class A, Class I, Class T and Class T2 common stock. The special cash distribution was funded with proceeds from the sale of its data center portfolio on July 22, 2021. The special cash distribution was paid on July 30, 2021 to stockholders of record at the close of business on July 26, 2021, in the aggregate amount of approximately $392.7 million.
The following table summarizes the daily distributions approved and authorized by the board of directors to the Company’s stockholders of record as of the close of business on each day of the period commencing on August 1, 2021 and ending on August 31, 2021:

Authorization Date	Common Stock	Daily Distribution Rate (1)	Annualized Distribution Per Share
July 20, 2021	Class A	$0.001095890	$0.40
July 20, 2021	Class I	$0.001095890	$0.40
July 20, 2021	Class T	$0.000871233	$0.32
July 20, 2021	Class T2	$0.000871233	$0.32
(1)The distributions are calculated based on 365 days in the calendar year. The distributions declared for each record date in August 2021 will be paid in September 2021. The distributions will be payable to stockholders from legally available funds therefor.
The following table summarizes the daily distributions approved and authorized by the board of directors to the Company’s stockholders of record as of the close of business on each day of the period commencing on September 1, 2021 and ending on September 30, 2021:

Authorization Date	Common Stock	Daily Distribution Rate (1)	Annualized Distribution Per Share
August 5, 2021	Class A	$0.001095890	$0.40
August 5, 2021	Class I	$0.001095890	$0.40
August 5, 2021	Class T	$0.000871233	$0.32
August 5, 2021	Class T2	$0.000871233	$0.32

(1)The distributions are calculated based on 365 days in the calendar year. The distributions declared for each record date in September 2021 will be paid in October 2021. The distributions will be payable to stockholders from legally available funds therefor.

Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on August 13, 2021. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties leased to tenants capitalizing on critical and structural economic growth drivers. As of June 30, 2021, the Company owned 154 real estate properties, consisting of 29 data center properties and 125 healthcare properties, located in 70 markets across the United States. On July 22, 2021, the Company sold its data center portfolio, positioning the Company as a pure-play healthcare REIT.
Forward-Looking Statements
Certain statements contained herein, including those regarding our objective to maintain and build a high-quality healthcare portfolio, opportunities to enhance and diversify our healthcare portfolio and maximize stockholder value, and expectations regarding the payment of distributions to our stockholders, other than historical fact may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, the ongoing costs to operate the Company on an internalized basis which, if higher than anticipated, could reduce the potential cost savings sought in the internalization transaction, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of our 2020 Annual Report on Form 10-K with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	June 30, 2021	December 31, 2020
ASSETS
Real estate:
Land	$169,540	$168,969
Buildings and improvements, less accumulated depreciation of $141,894 and $119,947, respectively	1,667,526	1,661,351
Construction in progress	6,862	19,232
Total real estate, net	1,843,928	1,849,552
Cash and cash equivalents	47,921	53,174
Acquired intangible assets, less accumulated amortization of $60,027 and $49,866, respectively	188,195	197,901
Goodwill	23,284	23,955
Right-of-use assets - operating leases	21,838	22,499
Right-of-use assets - finance leases	2,306	2,527
Notes receivable, net	30,642	31,262
Other assets, net	78,437	64,669
Assets held for sale, net	953,294	959,750
Total assets	$3,189,845	$3,205,289
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $487 and $682, respectively	$145,405	$146,645
Credit facility, net of deferred financing costs of $5,021 and $5,900, respectively	947,979	932,100
Accounts payable and other liabilities	55,104	67,946
Acquired intangible liabilities, less accumulated amortization of $3,763 and $3,122, respectively	12,884	11,971
Operating lease liabilities	23,559	23,926
Finance lease liabilities	2,634	2,843
Liabilities held for sale, net	363,567	365,985
Total liabilities	1,551,132	1,551,416
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 236,667,200 and 234,957,801 shares issued, respectively; 223,285,587 and 222,045,522 shares outstanding, respectively	2,233	2,220
Additional paid-in capital	1,995,298	1,983,361
Accumulated distributions in excess of earnings	(345,941)	(311,264)
Accumulated other comprehensive loss	(12,877)	(20,444)
Total stockholders’ equity	1,638,713	1,653,873
Total liabilities and stockholders’ equity	$3,189,845	$3,205,289

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive Income (Loss) (amounts in thousands, except share data and per share amounts)

	Three Months Ended June 30,
	2021	2020
Revenue:
Rental revenue	$43,747	$41,731
Expenses:
Rental expenses	3,275	3,895
General and administrative expenses	6,639	3,188
Internalization transaction expenses	—	911
Asset management fees	—	4,198
Depreciation and amortization	17,615	17,110
Impairment loss on real estate	6,502	—
Impairment loss on goodwill	431	—
Total expenses	34,462	29,302
Gain on real estate disposition	—	2,703
Income from operations	9,285	15,132
Interest and other expense, net	9,534	10,809
(Loss) income from continuing operations	(249)	4,323
Income from discontinued operations	16,305	6,772
Net income attributable to common stockholders	$16,056	$11,095
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps, net	$1,775	$(1,140)
Other comprehensive income (loss)	1,775	(1,140)
Comprehensive income attributable to common stockholders	$17,831	$9,955
Weighted average number of common shares outstanding:
Basic	223,082,912	220,992,009
Diluted	223,082,912	221,029,409
Net income (loss) per common share attributable to common stockholders:
Basic:
Continuing operations	$—	$0.02
Discontinued operations	0.07	0.03
Net income attributable to common stockholders	$0.07	$0.05
Diluted:
Continuing operations	$—	$0.02
Discontinued operations	0.07	0.03
Net income attributable to common stockholders	$0.07	$0.05
Distributions declared per common share	$0.12	$0.12

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, which excludes general and administrative expenses, internalization transaction expenses, asset management fees, depreciation and amortization, impairment loss on real estate, impairment loss on goodwill, gain on real estate disposition, interest and other expense, net, and income from discontinued operations. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2021.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2021 and 2020 (amounts in thousands):

	Three Months Ended June 30,
	2021	2020
Revenue:
Rental revenue	$43,747	$41,731
Expenses:
Rental expenses	3,275	3,895
Net operating income	40,472	37,836

Expenses:
General and administrative expenses	6,639	3,188
Internalization transaction expenses	—	911
Asset management fees	—	4,198
Depreciation and amortization	17,615	17,110
Impairment loss on real estate	6,502	—
Impairment loss on goodwill	431	—
Gain on real estate disposition	—	2,703
Income from operations	9,285	15,132
Interest and other expense, net	9,534	10,809
(Loss) income from continuing operations	(249)	4,323
Income from discontinued operations	16,305	6,772
Net income attributable to common stockholders	$16,056	$11,095
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development and properties classified as discontinued operations. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions and dispositions on net income.

The following table represents the breakdown of the three months ended June 30, 2021, total rental revenue and compares with amounts for the 2020 corresponding period (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended June 30,
	2021	2020
Revenue:
Same store rental revenue	$39,769	$38,505
Non-same store rental revenue	1,394	303
Same store tenant reimbursements (1)	2,225	1,938
Non-same store tenant reimbursements (1)	357	984
Other operating income	2	1
Total rental revenue	43,747	41,731
Expenses:
Same store rental expenses	2,872	3,715
Non-same store rental expenses	403	180
Net operating income	$40,472	$37,836

(1)    Tenant reimbursements represent expenses, which are paid back to the Company by a tenant.
Funds From Operations (“FFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses AFFO as a supplemental financial performance measure because the Company believes it provides to stakeholders a more complete understanding of its sustainable performance. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO, a non-GAAP measure, by further adjusting FFO for the following items included in the determination of GAAP net income: amortization of above- and below-market leases, along with the net of right-of-use assets- operating leases and right-of-use assets- finance lease, resulting from above-and below-market leases, straight-line rent, acquisition expenses in connection with business combination transactions, discount amortization related to the deferred liability in connection with the internalization transaction, impairment loss on goodwill, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO and AFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and AFFO for the three months ended June 30, 2021 and 2020 (amounts in thousands, except share data and per share amounts):

	Three Months Ended June 30,
	2021	2020
Net income attributable to common stockholders	$16,056	$11,095
Adjustments:
Depreciation and amortization	21,592	25,294
Gain on real estate disposition	—	(2,703)
Impairment loss on real estate	6,502	—
FFO attributable to common stockholders	$44,150	$33,686
Adjustments:
Amortization of intangible assets and liabilities	(639)	(840)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	216	233
Straight-line rent	(4,452)	(5,411)
Internalization transaction expenses (1)	—	911
Amortization of discount of deferred liability	55	—
Impairment loss on goodwill (2)	431	—
Amortization of deferred financing costs	1,011	947
Stock-based compensation	563	30
AFFO attributable to common stockholders	$41,335	$29,556
Weighted average common shares outstanding - basic	223,082,912	220,992,009
Weighted average common shares outstanding - diluted	223,082,912	221,029,409
Weighted average common shares outstanding - diluted for FFO and AFFO	224,046,603	221,029,409
Net income per common share - basic	$0.07	$0.05
Net income per common share - diluted	$0.07	$0.05
FFO per common share - basic	$0.20	$0.15
FFO per common share - diluted	$0.20	$0.15
AFFO per common share - basic	$0.19	$0.13
AFFO per common share - diluted	$0.19	$0.13

(1) Under GAAP, acquisition fees and expenses related to transactions determined to be business combinations are expensed as incurred. Internalization transaction expenses consisted primarily of legal fees, as well as fees for other professional and financial advisors incurred in connection with the internalization transaction. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of ongoing operations and aligns with its analysis of operating performance.
(2) During the three months ended June 30, 2021, the Company wrote off goodwill related to two reporting units in the amount of approximately $0.4 million. Goodwill originally was recognized as a result of the internalization transaction on September 30, 2020, and determined to be a business combination. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such adjustments may not be reflective of ongoing operations and aligns with its analysis of operating performance.